Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations Health Management Associates, Inc. (239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS FIRST QUARTER RESULTS

Diluted Earnings per Share of $0.19

NAPLES, FLORIDA (April 27, 2009) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the first quarter ended March 31, 2009. For the quarter, HMA reported net revenue of $1,188.0 million and earnings before interest, income taxes, depreciation and amortization, gains and losses on sales of assets, gains on the early extinguishment of debt, and write-offs of deferred financing costs (“EBITDA”) of $183.4 million. Income from continuing operations was $54.1 million and net income attributable to HMA common stockholders was $46.0 million, or $0.19 per diluted share. Included in diluted EPS for the quarter ended March 31, 2009 was a $16.7 million gain from the early extinguishment of debt. Results for the prior year’s first quarter ended March 31, 2008 included a $203.3 million gain on the sale of a 27% interest in seven hospitals to Novant Health. Excluding these gains, diluted EPS from continuing operations for both quarters would have been $0.15, as shown in the tables accompanying this press release. Such tables also contain a reconciliation of income from continuing operations to EBITDA, which is not a GAAP measure, and contain other information regarding HMA’s use of EBITDA.

For continuing operations, compared to the prior year’s first quarter: net revenue increased 3.1%; net revenue per adjusted admission increased 3.0%; adjusted admissions (reflecting total admissions adjusted for outpatient volume) increased 0.1%; and admissions decreased 0.2% (after adjusting for the leap year effect resulting from 90 days in the first quarter of 2009 compared to 91 days in the first quarter of 2008, both adjusted admissions and admissions from continuing hospital operations increased approximately 1.0%). Emergency room visits and surgeries from continuing hospital operations both declined, due in part to the impact of the leap year effect. EBITDA from continuing hospital operations for the first quarter ended March 31, 2009 was $214.1 million, or 18.0% of net revenue, compared to $206.8 million, or 17.9% of net revenue, marking a 3.6% increase in EBITDA compared to the same quarter a year ago.

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Health Management Associates, Inc./Page 2

“We are very excited about our results for the first quarter of 2009. As a result of our implementing initiatives in emergency room operations, physician recruitment and service development, we believe the initial traction we witnessed in operating improvements during the fourth quarter of 2008 continued into the first quarter,” said Gary D. Newsome, HMA’s President and Chief Executive Officer. “This quarter marked a return to positive EBITDA growth, and we are encouraged about the prospects for the remainder of 2009.”

HMA’s provision for doubtful accounts, or bad debt expense, was $144.0 million, or 12.1% of net revenue, for the first quarter compared to $129.0 million, or 11.2% of net revenue, for the same quarter a year ago.

Uninsured discounts for the first quarter were $159.6 million, compared to $153.4 million for the same period a year ago. Charity/indigent care write-offs for the quarter were $21.8 million, compared to $18.1 million for the same period a year ago. The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs, was 23.8% for the first quarter, compared to 22.7% for the same quarter a year ago.

Cash flow from continuing operating activities for the three months ended March 31, 2009 was $116.7 million, after cash interest and cash tax payments aggregating $54.9 million. In consideration of the solid cash flow during the first quarter, HMA repurchased in the open market $98.6 million of its 3.75% Convertible Senior Subordinated Notes due 2028. As a result, HMA recorded a $16.7 million gain on the early extinguishment of debt. Since January 1, 2008, HMA has reduced its overall indebtedness by $650.9 million, representing 17.2% of its outstanding debt as of January 1, 2008. HMA expects to continue to purchase its 2028 notes in the open market on an opportunistic basis.

“HMA continues to deleverage its balance sheet by improving hospital operations and generating strong operating cash flow,” added Mr. Newsome. “HMA’s total debt to EBITDA ratio and interest coverage ratio as of March 31, 2009 are well within the requirements of our loan agreements at 4.87x and 2.69x, respectively.”

HMA’s management team will hold a conference call and webcast to discuss HMA’s first quarter consolidated financial results and the contents of this press release on Tuesday, April 28, 2009 at 11:00 a.m. EDT. Investors are invited to access the webcast via HMA’s website located at www.hma.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476. HMA will archive a copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations,” for a period of 60 days following the conference call.

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Health Management Associates, Inc./Page 3

HMA’s mission is the delivery of compassionate and high quality health care services that improve the quality of life for its patients, physicians, and the communities it serves. HMA owns and operates 56 hospitals, with approximately 8,100 licensed beds, in non-urban communities located throughout the United States. All references to “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to projections of revenue, income or loss, capital expenditures, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2009	2008
		(as adjusted)
Net revenue	$1,188,023	$1,152,504

Operating expenses:
Salaries and benefits	464,213	467,803
Supplies	165,438	156,873
Provision for doubtful accounts	143,983	128,970
Depreciation and amortization	60,916	57,458
Rent expense	25,310	22,135
Other operating expenses	205,686	195,173

Total operating expenses	1,065,546	1,028,412

Income from operations	122,477	124,092

Other income (expense):
Gains (losses) on sales of assets, net	(112)	203,320
Interest and other income, net	248	1,127
Interest expense	(55,011)	(64,294)
Gains on early extinguishment of debt	16,735	—
Write-offs of deferred financing costs	(194)	(629)

Income from continuing operations before income taxes	84,143	263,616
Provision for income taxes	(30,066)	(101,826)

Income from continuing operations	54,077	161,790
Loss from discontinued operations, net of income taxes	(1,508)	(27,732)

Consolidated net income	52,569	134,058
Net income attributable to noncontrolling interests	(6,553)	(800)

Net income attributable to Health Management Associates, Inc.	$46,016	$133,258

Earnings (loss) per share attributable to Health Management Associates, Inc. common stockholders:
Basic :
Continuing operations	$0.19	$0.66
Discontinued operations	—	(0.11)

Net income	$0.19	$0.55

Diluted :
Continuing operations	$0.19	$0.66
Discontinued operations	—	(0.11)

Net income	$0.19	$0.55

Weighted average number of shares outstanding:
Basic	244,774	243,187
Add: Stock-based compensation arrangements	455	547

Diluted	245,229	243,734

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Three Months Ended March 31,
	2009	2008
		(as adjusted)
Cash flows from operating activities:
Consolidated net income	$52,569	$134,058
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	62,634	60,282
Provision for doubtful accounts	143,983	128,970
Stock-based compensation expense	2,759	4,300
(Gains) losses on sales of assets, net	112	(203,320)
Write-offs of deferred financing costs	194	629
Gains on early extinguishment of debt	(16,735)	—
Long-lived asset impairment charge	—	921
Deferred income tax expense	8,647	66,053
Changes in assets and liabilities of continuing operations:
Accounts receivable	(190,791)	(170,753)
Supplies, prepaid expenses and other current assets	(2,771)	(3,281)
Prepaid and recoverable income taxes	33,214	77,427
Deferred charges and other long-term assets	(1,253)	(463)
Accounts payable	7,516	9,526
Accrued expenses and other liabilities	15,294	13,047
Equity compensation excess income tax benefits	(144)	—
Loss from discontinued operations, net	1,508	27,732

Net cash provided by continuing operating activities	116,736	145,128

Cash flows from investing activities:
Acquisitions and other	—	(2,420)
Additions to property, plant and equipment	(65,171)	(46,805)
Proceeds from sales of assets	713	178
Proceeds from sale of discontinued operations	—	3,500
(Increase) decrease in restricted funds, net	3,677	(2,923)

Net cash used in continuing investing activities	(60,781)	(48,470)

Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(88,446)	(62,095)
Cash received from noncontrolling shareholders	2,630	302,878
Cash payments to noncontrolling shareholders	(12,695)	(1,803)
Equity compensation excess income tax benefits	144	—

Net cash (used in) provided by continuing financing activities	(98,367)	238,980

Net (decrease) increase in cash and cash equivalents before discontinued operations	(42,412)	335,638
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	1,721	(3,027)
Investing activities	3	(871)
Financing activities	(39)	(859)

Net (decrease) increase in cash and cash equivalents	(40,727)	330,881
Cash and cash equivalents at beginning of the period	143,614	123,987

Cash and cash equivalents at end of the period	$102,887	$454,868

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)	(as adjusted)
Assets
Current Assets:
Cash and cash equivalents	$102,887	$143,614
Accounts receivable, net	674,852	631,744
Other current assets	233,767	257,638
Assets of discontinued operations	18,085	18,085
Property, plant and equipment, net	2,436,652	2,430,169
Restricted funds	27,636	37,117
Other assets	1,030,131	1,035,865

Total assets	$4,524,010	$4,554,232

Liabilities and Stockholders’ Equity
Current liabilities	$495,638	$490,271
Deferred income taxes	108,017	94,023
Long-term liabilities and other	521,731	539,904
Long-term debt	3,061,931	3,144,223
Stockholders’ equity	336,693	285,811

Total liabilities and stockholders’ equity	$4,524,010	$4,554,232

	Three Months Ended March 31,
	2009	2008
Total Hospitals *
Occupancy	49.6%	51.1%
Patient days	356,813	365,774
Admissions	83,361	83,551
Adjusted admissions	140,649	140,515
Average length of stay	4.3	4.4
Surgeries	68,347	70,533
Emergency room visits	354,819	363,356
Outpatient revenue percentage	46.9%	47.0%
Inpatient revenue percentage	53.1%	53.0%

*	Continuing operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended March 31,
	2009 (a)	2008 (a)
		(as adjusted)
Net revenue	$1,188,023	$1,152,504

Income from continuing operations before income taxes	$84,143	$263,616

Adjustments:
(Gains) losses on sales of assets, net	112	(203,320)
Interest and other income, net	(248)	(1,127)
Interest expense	55,011	64,294
Gains on early extinguishment of debt	(16,735)	—
Depreciation and amortization	60,916	57,458
Write-offs of deferred financing costs	194	629

EBITDA (b)	183,393	181,550

Adjustment for corporate and other	30,740	25,220

Hospital EBITDA	$214,133	$206,770

Hospital EBITDA margins =
Hospital EBITDA / Net revenue (b)	18.0%	17.9%

(a)	Continuing operations.
(b)	EBITDA is defined as earnings before net (gains) losses on sales of assets, net interest and other income, interest expense, gains on the early extinguishment of debt, write-offs of deferred financing costs, provision for income taxes, and depreciation and amortization. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income or as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financials statements, as it provides a measure of HMA’s liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations attributable to HMA common stockholders, excluding the impact of the net gain on sales of noncontrolling interests, and gains on the early extinguishment of debt. These tables are a non-GAAP presentation; nonetheless, HMA believes that providing this detail is beneficial to investors and other readers of HMA’s financial statements due to the significant impact these items had on income from continuing operations attributable to HMA common stockholders.

Three Months Ended March 31, 2009

	Continuing Operations	Gains on Early Extinguishment of Debt	Total, As Reported
Income from continuing operations before income taxes	$67,408	$16,735	$84,143
Net income attributable to noncontrolling interests	(6,553)	—	(6,553)

Income from continuing operations attributable to HMA before income taxes	60,855	16,735	77,590
Provision for income taxes	(23,581)	(6,485)	(30,066)

Income from continuing operations attributable to HMA common stockholders	$37,274	$10,250	$47,524

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.15	$0.04	$0.19

Diluted	$0.15	$0.04	$0.19

Three Months Ended March 31, 2008

	Continuing Operations	Gain on Sale of Noncontrolling Interests	Total, As Reported
Income from continuing operations before income taxes	$60,296	$203,320	$263,616
Net income attributable to noncontrolling interests	(800)	—	(800)

Income from continuing operations attributable to HMA before income taxes	59,496	203,320	262,816
Provision for income taxes	(23,039)	(78,787)	(101,826)

Income from continuing operations attributable to HMA common stockholders	$36,457	$124,533	$160,990

Earnings per share attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.15	$0.51	$0.66

Diluted	$0.15	$0.51	$0.66

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